UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                              ---------------

                                 FORM 8-K


                              CURRENT REPORT
         Pursuant to Section 13 or 15(d) of the Securities Exchange
                                Act of 1934

      Date of Report (Date of earliest event reported): November 10,2010

                           BORDER MANAGEMENT, INC.

             (Exact name of small business issuer as specified
                              in its charter)

                     Commission file number: 333-139129



               Nevada                             20-5088293
(State or other jurisdiction of               (I.R.S. Employer
incorporation or organization)                 Identification No.)

968 - 240 th Street                             V2Z 2Y3
Langley, British Columbia, Canada

(Address of principal                          (Zip Code)
executive offices)

Issuer's telephone number, including area code: (604) 539-9680

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

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Item 5.02.  Departure of Directors or Certain Officers; Election of
Directors; Appointment of Certain Officers.

On November 10, 2010, the Company received a resignation notice from Leigh Anderson from all of his positions with the Company, including Secretary and Director. Mr. Anderson's resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On November 10, 2010, the Company appointed Solomon Nordine as its new
Secretary.

Mr. Nordine will serve as our Secretary until his duly elected successor is appointed or he resigns. There are no arrangements or understandings between him and any other person pursuant to which he was selected as Secretary. There are no family relationship between Mr. Nordine and any of our officers or directors. Mr. Nordine has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: November 10, 2010

/s/ Evan Williams
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Evan Williams
President
Border Management, Inc.